Exhibit 4.20

AMENDMENT NO. 1

TO

ADOPTION AGREEMENT #001

RELATING TO

RETIREMENT SAVINGS TRUST AND PLAN

A PROTOTYPE PLAN SPONSORED BY

CALFEE, HALTER & GRISWOLD LLP

NORTH COAST ENERGY, INC. EMPLOYEES’

PROFIT SHARING TRUST AND PLAN

Restatement Date:  January 1, 2003

WITNESSETH:

WHEREAS, the Company amended and restated the North Coast Energy, Inc. Employees’ Profit Sharing Trust and Plan (hereinafter called the “Plan”), effective January 1, 2003, by completing and executing an Adoption Agreement (hereinafter called the “Adoption Agreement”) to the Calfee, Halter & Griswold Regional Prototype Plan; and

WHEREAS, the Company reserved the right to amend the Adoption Agreement and the Trust and Plan pursuant to Section 28.1 thereof; and

WHEREAS, the Company desires to amend the Plan in order to correct the Company’s EIN, to properly reflect the rollover options under the Plan, and to make certain other desirable changes;

NOW, THEREFORE, pursuant to Section 28.1 of the Plan, the Company hereby amends the Plan, effective as of January 1, 2003, as follows:

1.             Section (5) of Adoption Agreement #001 is hereby amended by the deletion of said Section and the substitution in lieu thereof of a new Section (5) to read as follows:

“(5)         Company Information. Company name, address, telephone number and employer identification number:

North Coast Energy, Inc.

1993 Case Parkway

Twinsburg, OH 44087

(330) 425-2330

EIN:  34-1594000                                          .”

2.             Section (9) of the Adoption Agreement is hereby amended, effective as of January 1, 2003, by the deletion of said Section (9) in its entirety and the substitution in lieu thereof of a new Section (9) to read as follows:

“9.           Restatement Date. The General Restatement Date of this Trust and Plan, if applicable, is January 1, 2003, except as otherwise provided herein.”

3.             Section (46) of Adoption Agreement #001 is hereby amended by the deletion of said Section and the substitution in lieu thereof of a new Section (46) to read as follows:

“(46)       Rollover Contributions. This Trust and Plan will accept a rollover contribution from:  (select all that apply)

☒    a qualified plan described in Code Section 401(a)

☒    an Individual Retirement Account (“IRA”) which holds money previously distributed to a Participant from a qualified plan described in Code Section 401(a) (“Conduit IRA”)

☐    rollovers are not permitted

IN WITNESS WHEREOF, the Company, by its duly authorized representative, hereby executes this Amendment No. 1 this 10th day of March, 2003.

NORTH COAST ENERGY, INC.

(“Company”)

By:	/s/ Dean A. Swift

Title:	General Counsel & Secretary